UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2007

                          Gladstone Capital Corporation
             (Exact name of registrant as specified in its chapter)

            Maryland                  814-00237               54-2040781
  (State or other jurisdiction       (Commission            (IRS Employer
        of incorporation)            File Number)         Identification No.)

                 1521 Westbranch Drive, Suite 200
                         McLean, Virginia                            22102
             (Address of principal executive offices)              (Zip Code)


Registrant's telephone number, including area code: (703) 287-5800



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events.

On November 19, 2007, Gladstone Capital Corporation (NASDAQ: GLAD) (the "Company") announced that the underwriter of its recent public offering of common stock had fully exercised its over-allotment option to purchase an additional 375,000 shares of common stock at a price of $17.67 per share, which includes an underwriting discount of $1.03 per share. The over-allotment option was granted in connection with the Company's previously announced public offering of 2,500,000 shares of common stock completed on October 19, 2007. The underwriter of the offering was Deutsche Bank Securities, Inc.

This additional purchase increased the aggregate number of shares sold in the offering to 2,875,000. Including the over-allotment option, net proceeds from the offering, after deducting expenses, are expected to be approximately $50.4 million. The proceeds will be used for the repayment of existing short-term debt under the Company's line of credit.

A copy of the press release announcing the exercise of the over-allotment option is filed as Exhibit 99.1 to this report and is incorporated by reference herein.


Item 9.01  Financial Statements and Exhibits.

(a)    Not applicable.

(b)    Not applicable.

(c)    Not applicable.

(d)    Exhibits.

       Exhibit No.     Description
       -----------     -----------

       99.1            Press release dated November 19, 2007

                                  EXHIBIT INDEX



   Exhibit No.           Description
   -----------           -----------

      99.1               Press Release dated November 19, 2007

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Gladstone Capital Corporation
                                             (Registrant)



November 19, 2007                        By: /s/ Harry Brill
                                         -------------------
                                 (Harry Brill, Chief Financial Officer)